Exhibit 21


                                                                INCORPORATED
SUBSIDIARIES                                                    JURISDICTION

Celadon E-Commerce, Inc.                                             DE

Celadon Logistics, Inc.                                              DE

Celadon Mexicana, S.A. de C.V.                                     Mexico

Celadon Transportation, L.L.P.                                       IN

Celadon Trucking Services, Inc. d/b/a Zipp Logistics                 NJ

Celadon Trucking Services of Indiana, Inc.                           IN

Celadon Canada, Inc.                                          Ontario, Canada

International Freight Holding Corporation                            DE

Randy Express, Inc.                                                  NY

RIL Acquisition Corp.                                                DE

Servicios de Transportacion Jaguar, S.A de C.V.                    Mexico

TruckersB2B, Inc.                                                    DE

Zipp Realty LLC                                                      IN